-----------------------------------------------------------
                     ContiMortgage Corporation
                     Home Equity Loan Pass-Through Certificates
                     Series 1998-4
                     -----------------------------------------------------------

Distribution Period: 15-Jan-99


------------------------------------------------------------------------------------------------------------------------------------
                          Original            Beginning                                                                  Ending
                        Certificate          Certificate        Principal          Interest            Total          Certificate
  CUSIP        Class     Face Value            Balance        Distribution       Distribution      Distribution         Balance
------------------------------------------------------------------------------------------------------------------------------------
21075WJR7        A     1,000,000,000.00    1,000,000,000.00      4,427,387.38      4,098,472.22     8,525,859.60      995,572,612.62
21075WJS5        B        49,318,000.00       49,318,000.00              0.00        277,749.39       277,749.39       49,318,000.00
                 R                 0.00                0.00              0.00      2,172,194.22     2,172,194.22                0.00
------------------------------------------------------------------------------------------------------------------------------------
         Total         1,049,318,000.00    1,049,318,000.00      4,427,387.38      6,548,415.83    10,975,803.21    1,044,890,612.62
         ---------------------------------------------------------------------------------------------------------------------------




           -------------------------------------------------------------------------------------------------------------------------
                         AMOUNTS PER $1,000 UNIT                                                      PASS THROUGH RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Ending
                              Principal           Interest            Total         Certificate                        Current Pass
  CUSIP       Class          Distribution       Distribution       Distribution        Balance         Class             Thru Rate
------------------------------------------------------------------------------------------------------------------------------------
21075WJR7       A             4.42738738          4.09847222         8.52585960      995.57261262        A                  6.41500%
21075WJS5       B             0.00000000          5.63180563         5.63180563    1,000.00000000        B                  8.81500%
           --------------------------------------------------------------------------------------
              Total           4.21929995          4.17053897         8.38983891      995.78070005
------------------------------------------------------------------------------------------------------------------------------------





PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                            Neil Witoff
                            M & T Corporate Trust Department
                            One M & T Plaza-7th Floor
                            Buffalo, NY 14240

                     -----------------------------------------------------------
                     ContiMortgage Corporation
                     Home Equity Loan Pass-Through Certificates
                     Series 1998-4
                     -----------------------------------------------------------


Distribution Period: 15-Jan-99

SEC. 7.09 (a) (ii)   Scheduled Principal Received                                                        568,351.38
                     Prepayments (incl. Curtailments)                                                  3,557,075.97
                     Purchased Principal                                                                 222,875.00
                     Liquidation Proceeds applied to principal                                            80,379.80
                     Realized Loss of Principal                                                                0.00
                     Realized Loss of Interest                                                               319.51
                     Extra Principal Distribution / (OC Reduction)                                        (1,294.77)
SEC. 7.09 (a) (iv)   Total Certificate Interest Carry-Forward Amount                                           0.00
                       Class A Interest Carry-Forward Amount                                                   0.00
                       Class B Interest Carry-Forward Amount                                                   0.00
SEC. 7.09 (a) (vi)   Outstanding Loan Balance:                                                     1,044,890,612.62
SEC. 7.09 (a) (vii)  Code Section 6049(d)(7)(C) Information-Required
                       Market Discount Information Provided at Calendar Year End.
SEC. 7.09 (a) (viii) Loan Purchase Prices                                                                224,364.65
                     Substitution Amounts                                                                      0.00
SEC. 7.09 (a) (ix)   Weighted Average Coupon                                                              10.40582%
SEC. 7.09 (a) (xi)   Weighted Average Remaining Term to Maturity                                                269
SEC. 7.09 (a) (xii)  Delinquency Trigger Event Occurrence                                                        NO
                     Cumulative Realized Loss Trigger Event Occurrence                                           NO
                     Cumulative Realized Loss Termination Trigger Occurrence                                     NO
SEC. 7.09 (a) (xiii) Class A Enhancement Percentage                                                         4.7199%
                     Targeted Overcollateralization Amount                                                     0.00
                     Overcollateralization Amount                                                              0.00
                     Class A Optimal Balance                                                         995,572,612.62
                     Class B Optimal Balance                                                          49,318,000.00
SEC. 7.09 (a) (xiv)  Class B Applied Realized Loss Amount                                                      0.00
                     Class B Realized Loss Amortization Amount                                                 0.00
                     Unpaid Class B Realized Loss Amount                                                       0.00
SEC. 7.09 (a) (xv)   Class B Available Funds Cap                                                           9.79900%
SEC. 7.09 (a) (xvi)  Insured Payment                                                                           0.00
SEC. 7.09 (a) (xvii) Reimbursement Amount Paid                                                                 0.00
                     Remaining Reimbursement Amount Unpaid                                                     0.00
SEC. 7.09 (a) (xix)  Largest Home Equity Loan Balance Outstanding                                        273,835.67

                                      -----------------------------------------------------------------------------------------
SEC. 7.09 (b) (i)    Delinquencies(1)         Period       Number       Percentage      Prin. Balance             Percentage
                                      -----------------------------------------------------------------------------------------
                                            30-59 Days         151         0.92843%        8,240,170.81               0.78862%
                                            60-89 Days          43         0.26439%        2,577,370.86               0.24666%
                                             90+ Days           15         0.09223%          722,995.74               0.06919%
                                      -----------------------------------------------------------------------------------------
                                      Total                 16,264       100.00000%    1,044,890,612.62             100.00000%
                                      -----------------------------------------------------------------------------------------

                    (1)  Includes  Bankruptcies,  Foreclosures  and REOs ; Based on loan  count  and balance.

SEC. 7.09 (b) (ii)   Loans in Foreclosure (LIF): Count                                                            7
                     Loans in Foreclosure (LIF): Balance                                                 311,200.00
SEC. 7.09(b)(iii)    Loans in Bankruptcy:  Count                                                                  6
                     Loans in Bankruptcy:  Balance                                                       455,899.65
SEC. 7.09 (b) (iv&v) REO Properties:  Count                                                                       0
                     REO Properties:  Balance                                                                  0.00
SEC. 7.09 (b) (vi)   Cumulative Realized Losses                                                              319.51
SEC. 7.09 (b) (vii)  Loan Balance of 60+ Day Delinquent Loans                                          3,300,366.60
SEC. 7.09 (b) (viii) Three Month Rolling Average of 60+ Day Delinquency Rate                               0.10529%
                     Delinquency Trigger Event Occurrence                                                        NO
                     Cumulative Realized Loss Trigger Event Occurrence                                           NO
SEC. 7.09 (b) (ix)   Optional Buyout Loans                                                                     0.00

                     -----------------------------------------------------------
                     ContiMortgage Corporation
                     Home Equity Loan Pass-Through Certificates
                     Series 1998-4
                     -----------------------------------------------------------


Distribution Period: 15-Jan-99

                                                                                Collections         Invest. Income         Total
                                                                                -----------         --------------         -----
SEC. 7.08(b)(i)      Amount on Deposit in the Certificate Account              11,069,208.90             0.00          11,069,208.90

SEC. 7.08(b)(ii)&(iv)                                                                       Amount Due             Amount Paid
                                                                                           ------------           -----------
                       Class A Allocation                                                  8,525,859.60           8,525,859.60
                       Class B Allocation                                                    277,749.39             277,749.39

SEC. 7.08(b)(iii)    Insured Payment made by the Certificate Insurer                               0.00

SEC. 7.08(b)(v)                                                                Beginning          Principal               Ending
                                                      Class                      Balance          Distribution            Balance
                                              --------------------------------------------------------------------------------------
                                                        A                   1,000,000,000.00       4,427,387.38      995,572,612.62
                                                        B                      49,318,000.00               0.00       49,318,000.00

SEC. 7.08(b)(vi)     Current Period Realized Losses (Recoveries)                                         319.51
                     Cumulative Realized Losses                                                          319.51

SEC. 7.08(b)(vii)    Loan Balance of 60+ Day Delinquent Loans                                                          3,300,366.60
                     Three-Month Rolling Average of 60+ Day Delinquency Rate                                               0.10529%